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EXHIBIT 11.1


               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

          The following calculation is submitted in accordance with requirements of the Securities Exchange Act of 1934:
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
                                                                             For the year ended December 31
                                                                        ---------------------------------------
                                                                            2002          2001          2000
                                                                        ---------------------------------------
                                                                                 (amounts in thousands)
Basic income (loss) per share:
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Net income (loss)                                                           $506          $524        ($21,330)
                                                                        =======================================

Weighted average common shares outstanding                                 7,401         7,184           7,119
                                                                        =======================================

Net income (loss) per share from continuing operations                     $0.10         $0.07          ($3.00)
Net loss from discontinued operations                                     ($0.03)            -               -
Net income (loss) per share                                                $0.07         $0.07          ($3.00)

Diluted loss per share:
-----------------------------------------------------------------------
Net income (loss)                                                          $506          $524        ($21,330)
                                                                        =======================================

Weighted average common shares outstanding                                 7,401         7,184           7,119

Common share equivalents - stock options and warrants                        307           258               -
                                                                        --------------------------------------

Total  weighted average number of diluted  shares                          7,708         7,442           7,119
                                                                        =======================================

Net income (loss) per share from continuing operations                     $0.10         $0.07          ($3.00)
Net loss from discontinued operations                                     ($0.03)            -               -
Net income (loss) per share                                                $0.07         $0.07          ($3.00)
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